NexTier Announces Agreement to Acquire Alamo Pressure Pumping

HOUSTON, Texas (August 4, 2021) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today announced that it has reached an agreement to acquire 100% of the ownership interests of Alamo Pressure Pumping, LLC (“Alamo”) for a transaction valuation of approximately $268 million, as further described below. The transaction is expected to be completed by August 31, 2021, subject to customary closing conditions and approvals.
Consolidating 2 leading providers of low carbon well completion solutions in the Permian Basin
•Adds 9 highly utilized, primarily CAT Tier IV, young hydraulic fracturing fleets to NexTier’s asset base
•Fortifies NexTier as the leader in CAT Tier IV Dual Fuel technology
•Enables accelerated access to tight and growing next generation market without adding market capacity
•Accelerates path to positive free cash flow generation at attractive purchase multiple
•Expects to capture minimum $10 million annualized cost synergies within 6 months of closing
•Provides significant pull-through opportunities via established integrated completions offering
•Maintains strong and flexible balance sheet with $272 million estimated pro-forma liquidity and no near-term debt maturities
•Retains Alamo’s key leadership & current operational teams intact with Alamo CEO reporting directly to NexTier CEO
•Aligns with low-cost, low-carbon ESG strategy and advances NexTier’s sustainability journey
Management Commentary
“The acquisition of Alamo accelerates and magnifies the impact of our next generation technology strategy, providing NexTier with significant opportunities for deploying gas-powered equipment and complimentary integrated solutions into a market with high and increasing demand,” said Robert Drummond, President & Chief Executive Officer of NexTier. “Combined, we will operate the third largest base of active hydraulic horsepower across the U.S. and the largest base of next generation equipment in the Permian, improving our scale with highly-utilized fleets for an efficient customer base. We are impressed with Alamo’s performance and their successful track record in the Midland basin. Therefore, other than enhancement by our last-mile logistics, NexHub and digital tools, operational integration will be minimal. Joe McKie, the Alamo President and CEO, will continue to lead the Alamo division of NexTier and report directly to me.”

“NexTier remains focused on maintaining a strong financial position with attractive cash, liquidity, and leverage positions,” said Kenny Pucheu, Executive Vice President and Chief Financial Officer of NexTier. “Today’s acquisition accelerates our path to free cash flow generation in early 2022. With no near-term debt maturities, we expect to drive cash flow back onto the balance sheet through expanded Tier IV Dual Fuel capacity and anticipated higher utilization. This transaction is a win-win, as it immediately expands our gas-powered equipment capacity, accelerating speed to market by avoiding the significant time lag associated with organically growing our low carbon fleet, with added benefit of not increasing market capacity. In sum, we are acquiring a highly utilized base of next generation equipment at an attractive relative valuation, upholding our commitment to delivering value to shareholders.”
Alamo Pressure Pumping Overview
Alamo, founded in 2017 and headquartered in Midland, Texas, is a leading Permian pressure pumper based on next generation horsepower and active fleets. Acquired assets include 9 hydraulic fracturing fleets comprised of 460,000 horsepower, approximately 92% of which is Tier IV DGB capable. Alamo operates exclusively in the Permian Basin and primarily out of Midland. Alamo achieved $68 million of EBITDA in 2020i.

Transaction Details
The transaction valuation is approximately $268 million, which includes (i) cash consideration of $100 million (ii) the issuance of 26 million shares of NexTier’s common stock, (iii) the assumption by the Company of certain existing liabilities, including $38 million of equipment obligations, and (iv) $30 million of post-closing services to be provided to Alamo E&P. The Purchase Agreement also provides for (a) potential earn-out payments, payable in the event Alamo achieves certain EBITDA levels through year-end 2022, (b) Tier II equipment upgrade payments (determinable following completion of upgrades), and (c) various purchase price adjustments. The common stock issuable as part of the closing reflects an ownership by sellers of approximately 10.7% of the pro-forma Company, and is subject to certain lock-up provisions.

The transaction valuation of approximately $268 million reflects approximately $582 per horsepower for 460,000 horsepower of primarily next-gen equipment. In addition, assuming $80 million of Alamo achieved EBITDA in 2022i, reflecting the threshold for earn-out payments to occur, the transaction valuation reflects an estimated multiple of approximately 3.4x.

For further details on the transaction terms, see NexTier’s Current Report on Form 8-K filed today with the SEC.
Transaction & Combined Company Highlights
Combined, NexTier will own 46 hydraulic fracturing fleets totaling approximately 2.5 million horsepower, with the largest deployed fleet capable of being fueled by low-emission natural gas in the market today. The addition of Alamo’s highly utilized next generation focused fleets fortifies NexTier’s leadership position in this market niche where demand continues to outpace supply.

Alamo’s focus on the Midland Basin is highly complementary to NexTier’s significant position in the Delaware Basin, providing intra-basin diversification and establishing NexTier as a leading completions provider in one of the most prolific basins in the world. On a combined basis, NexTier expects to operate 17 hydraulic fracturing fleets in the Permian Basin post-closing.

The Company forecasts $10 million of annualized cost synergies to be achieved within 6 months of transaction closing. Alamo’s CAT Tier IV equipment, streamlined operations, and single-basin focus are highly compatible with NexTier and allows for seamless integration into NexTier’s platform. Alamo has a highly complementary customer base with limited overlap, enabling the expansion of NexTier’s integrated completions solutions. Pro-forma for the closing cash portion of the purchase price, NexTier maintains a strong balance sheet position, including estimated $272 million of total liquidity as of June 30, 2021, comprised of $250.4 million in cash plus $121.6 million of availability under our ABL credit facility as of June 30, 2021, less the $100 million in cash to be paid at closing, and no near-term debt maturities.
Advisors
King & Spalding LLP is serving as NexTier’s legal advisor, while Piper Sandler & Co. is serving as its financial advisor. Kirkland & Ellis LLP is serving as legal advisor to Alamo.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding NexTier, Alamo and the combined company that are forward-looking, including projections as to the Company’s 2021 guidance and outlook information, projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on NexTier’s and Alamo’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond NexTier’s and Alamo’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which NexTier and Alamo conduct their business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets NexTier and Alamo serve; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on NexTier and Alamo operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from inflation, COVID-19 resurgence, product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price (including inflation) and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) NexTier’s and Alamo’s ability to employ a sufficient number of skilled and qualified workers; (xiii) the level of, and obligations associated with, NexTier’s and Alamo’s indebtedness; (xiv) fluctuations in the market price of NexTier’s stock; (xv) the duration (including resurgences), impact and severity of the COVID-19 pandemic and the response thereto, including the impact of social distancing, shelter-in-place or shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, private businesses or others, and the possibility of increased inflation, travel restrictions, lodging shortages or other macro-economic challenges as the economy emerges from the COVID-19 pandemic; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the effective integration of Alamo’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response or retention of customers and vendors as a result of the announcement and/or closing of the transaction; and the diversion of management time on transaction-related issues. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the effective integration of Alamo’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response or retention of customers and vendors as a result of the announcement and/or closing of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Marc Silverberg
Partner (ICR)
marc.silverberg@icrinc.com

i Non-GAAP Financial Measures. This presentation makes reference to earnings before interest, income taxes, depreciation and amortization (EBITDA) in relation to the business NexTier is acquiring (Alamo). Alamo historical financial information: Audited 2020 consolidated financial statements were provided by seller as part of the transaction’s diligence. While these financials were prepared on a consolidated basis with the exploration and production business of the seller, EBITDA as to Alamo refers only to the pressure pumping business that NexTier is acquiring. References to Alamo Achieved EBITDA in relation to discussions on earn-out, is referring to Achieved EBITDA as defined in the purchase agreement and related transaction documents. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort
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